Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 8th day of December 2025.

SoftBank Group Corp.

By:	/s/ Yuko Yamamoto
Name:	Yuko Yamamoto
Title:	Head of Corporate Legal Department

SB Investment Advisers (US) Inc.

By:	/s/ Amanda Sanchez-Barry
Name:	Amanda Sanchez-Barry
Title:	General Counsel

SVF Sponsor III (DE) LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SB Global Advisers Limited

By:	/s/ Stephen Lam
Name:	Stephen Lam
Title:	General Counsel

SoftBank Vision Fund II-2 L.P.

By:	SB Global Advisers Limited, its Manager

By:	/s/ Stephen Lam
Name:	Stephen Lam
Title:	General Counsel

SVF II Aggregator (Jersey) L.P.

By:	/s/ Michael Johnson
Name:	Michael Johnson
Title:	Director

SVF II Holdings (DE) LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SVF II SPAC Investment 3 (DE) LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

Silver Brick Management PTE. LTD.

By:	/s/ Kozo Aramaki
Name:	Kozo Aramaki
Title:	Director

SB Northstar LP

By:	/s/ Stephen Lam
Name:	Stephen Lam
Title:	Director

SVF II Strategic Investments AIV LLC

By:	/s/ Stephen Lam
Name:	Stephen Lam
Title:	Director